UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 27, 2007

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Rouser Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 27, 2007, Atlas Pipeline Partners, L.P. (the “APL”) commenced a presentation to potential lenders in connection with the syndication of its proposed new credit facility previously disclosed on a Form 8-K filed June 5, 2007. The lender presentation materials are attached as exhibit 99.1 to this report.

The following reconciles APL’s historical net income to the EBITDA information provided in the lender presentation:

				Twelve Months Ended March 31,	Projected Annualized Six Months Ended December 31,	Pro Forma Twelve Months Ended March 31,
	Historical Years Ended December 31,
	2004	2005	2006	2007	2007	2007
Reconciliation of net income to non-GAAP measures(1):
Net income (loss)	$18,334	$25,752	$33,665	$26,625	$73,100	$13,179
Depreciation and amortization	4,471	13,954	22,994	24,253	113,200	105,886
Minority interest share of depreciation and amortization and interest expense for NOARK	—	(735)	(1,200)	(327)	—	—
Interest expense	2,301	14,175	24,572	24,994	90,400	85,441

EBITDA	25,106	53,146	80,031	75,545	276,700	204,506
Non-cash compensation expense	700	4,672	6,315	6,777	7,100	6,777
Non-cash loss (gain) on derivative movements	(210)	(954)	(2,316)	501	—	501
Non-recurring loss (gain) on arbitration settlement, net	(1,457)	138	—	—	—	—
Non-recurring loss (gain) on asset sales and dispositions	—	—	(2,719)	(2,719)	—	(2,719)
Non-recurring gain on insurance claim settlement	—	—	(2,921)	(2,921)	—	(2,921)
Other	—	—	—	—	(800)	—

Adjusted EBITDA	$24,139	$57,002	$78,390	$77,183	$283,000	$206,144

(1)	EBITDA represents net income before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for non-recurring items and adding other non-cash items. APL’s method of computing EBITDA may not be the same method used to compute similar measures reported by other companies. The EBITDA calculation below is different from the EBITDA calculation under its credit facility. Certain items excluded from EBITDA are significant components in understanding and assessing an entity’s financial performance, such as its cost of capital and its tax structure, as well as historic costs of depreciable assets. APL includes information concerning EBITDA ands adjusted EBITDA because they provide investors and management with additional information as to its ability to pay its fixed charges and are presented solely as a supplemental financial measure. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles or as indicators of our operating performance or liquidity.

The historical financial information with respect to the target assets represents carve out financial information from the financial statements of Anadarko Petroleum Corporation. This information has not been audited or reviewed by an independent accounting firm and does not include all disclosures normally made in financial statements.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Lender presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

Dated: June 27, 2007	By:	ATLAS PIPELINE PARTNERS GP, LLC

	By:	/S/ MATTHEW A. JONES
Its Chief Financial Officer